Exhibit 99.1

Ormat Technologies Contact: Smadar Lavi VP Head of IR and ESG Planning & Reporting 775-356-9029 (ext. 65726) slavi@ormat.com	Investor Relations Agency Contact: Joseph Caminiti or Josh Carroll Alpha IR Group 312-445-2870 ORA@alpha-ir.com

ORMAT TECHNOLOGIES REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS

RECORD QUARTER WITH 75.8% YEAR-OVER-YEAR REVENUE GROWTH

HIGHLIGHTS

●	IMPROVED OPERATING PERFORMANCE,&NBSP;DROVE RECORD REVENUES AND OPERATING INCOME, DELIVERING ADJUSTED EBITDA AND ADJUSTED DILUTED EPS INCREASES OF 29.7% AND 91.2%, RESPECTIVELY
●	ADVANCED OUR EGS STRATEGY, MAKING MEANINGFUL PROGRESS ACROSS BOTH TECHNOLOGY AND COMMERCIAL DEVELOPMENT
●	STRENGTHENED OUR FINANCIAL POSITION, WITH THE CLOSING OF A $1 BILLION CONVERTIBLE NOTES OFFERING AT ATTRACTIVE TERMS
●	ORMAT REITERATES ITS 2026 FULL-YEAR GUIDANCE

RENO, Nev. May 6, 2026, Ormat Technologies, Inc. (NYSE: ORA) (the “Company” or “Ormat”), a leading geothermal and renewable energy company, today announced financial results for the first quarter ended March 31, 2026.

KEY FINANCIAL RESULTS

	Q1 2026	Q1 2025	Change (%)
GAAP Measures
Revenues ($ millions)
Electricity	181.6	180.2	0.8%
Product	177.4	31.8	458.4%
Energy Storage	44.9	17.8	153.1%
Total Revenues	403.9	229.8	75.8%

Gross Profit	120.4	72.9	65.1%
Gross margin (%)
Electricity	30.8%	33.5%
Product	21.4%	22.3%
Energy Storage &	59.1%	30.6%
Gross margin (%)	29.8%	31.7%
Operating income ($ millions)	80.3	50.9	57.6%
Net income attributable to the Company’s stockholders	44.1	40.4	9.2%
Diluted EPS ($)	0.71	0.66	7.6%
Non-GAAP Measures[1]
Adjusted Net income attributable to the Company’s stockholders	80.3	41.5	93.5%
Adjusted Diluted EPS ($)	1.30	0.68	91.2%
Adjusted EBITDA ($ millions)	194.9	150.3	29.7%

1 See reconciliation table below

“Ormat is off to a very strong start in 2026, delivering continued revenue growth across all segments alongside continued progress on our growth and funding strategies. Our 57.6% year-over-year growth in operating income, 29.7% growth in adjusted EBITDA and 91.2% increase in adjusted diluted EPS reflect not only the outstanding performance of our Energy Storage and Product segments, but also the strength and resilience of our diversified portfolio.” said Doron Blachar, Chief Executive Officer of Ormat.”

“Our Energy Storage segment continues to emerge as a powerful growth engine, with revenue increasing by 153.1%, driven by capacity expansion in our portfolio and high asset availability that enabled us to capture merchant opportunities and validate our strategy of balancing contracted and merchant exposure while maximizing returns. Our Product segment also delivered, as expected, significant growth, driven in part by the Topp 2 project, demonstrating the strength of our integrated business model and ability to capture value across the lifecycle of our assets.”

“Since the end of the year, we have secured approximately 270MW of new Power Purchase Agreements (“PPAs”) in the United States, including 67MW for a new solar-plus-storage project in Nevada and the remainder for geothermal at attractive rates. These include PPAs with Google and Switch, as well as ‘blend-and-extend’ agreements that improve pricing and enhance long-term visibility across our portfolio. We also advanced our growth initiatives through disciplined capital deployment, including the acquisition of the Hoku solar-plus-storage facility in Hawaii. In parallel, we strengthened our financial position by completing a $1 billion convertible notes offering at attractive terms and we are continuing to monetize tax benefits, which is helping us secure the capital needed to support our long-term growth objectives.”

“On the strategic development front, we are continuing to advance our next-generation geothermal and Enhanced Geothermal Systems (EGS) strategy, making meaningful progress across both technology and commercial development. We are actively progressing pilot initiatives, including our collaboration with SLB and our investment in Sage Geosystems, which should position us at the forefront of next-generation geothermal and EGS solutions. At the same time, we are accelerating our business development pipeline through resource mapping, land acquisition, and engagement with strategic partners, while advancing PPA discussions to support future commercialization. We are also advancing next-generation above-ground system capabilities, including the development of a larger, high-capacity Ormat Energy Converter (OEC) solution tailored for EGS, enabling scalable, industrial-scale deployment across diverse resource conditions.

Blachar concluded, “With strong execution across all segments, significant progress in our next-generation geothermal initiatives, a supportive market environment, and a clear path to growth, we remain confident in our ability to deliver on our 2028 targets. We expect to sustain this positive momentum throughout 2026, which will deliver lasting value for our shareholders.”

FINANCIAL HIGHLIGHTS

•

Net income attributable to stockholders was $44.1 million, or $0.71 per diluted share, compared to $40.4 million, or $0.66 per diluted share, in the prior year period. The increase was driven by improved business performance, partly offset by $38.0 million of one-time pre-tax expenses, including $33.7 million related to the induced conversion resulting from the repurchase of the 2027 convertible notes, $10.2 million in write-offs and impairment charges, and an immaterial expense related to a legal settlement, partly offset by a $9.6 million gain related to the purchase of the Hoku storage and solar facility in Hawaii.

•

Adjusted net income was $80.3 million, or $1.30 per diluted share, compared to $41.5 million, or $0.68 per diluted share, in the prior year period. The increase reflects the strong underlying operational performance of our operating segments.

•

Adjusted EBITDA increased 29.7% to $194.9 million, driven by strong contributions from the Energy Storage segment, elevated merchant pricing and significant growth in the Product segment, primarily from the Topp 2 revenue contribution.

•

Electricity segment revenues increased 0.8% in the first quarter compared to the prior year, primarily driven by contributions from the Blue Mountain power plant, improved generation performance at the Olkaria and Stillwater facilities, and lower curtailments versus the prior year period, offset by extremely high ambient temperatures in Nevada, which reduced revenue by approximately $4.8 million.

•

Energy Storage revenues increased 153.1% in the first quarter compared to 2025. Growth was driven by the high availability of our assets, which allowed us to capitalize on strong merchant pricing in the PJM market, as well as new capacity additions over the past 12 months. An optimized mix of merchant and contracted revenues supported margin expansion.

•

Product segment revenues increased 458.4% in the first quarter, primarily driven by the $105.1 million revenue recognition related to the Topp 2 sale. The facility was removed from the Company’s Electricity pipeline following a customer’s exercise of its purchase option to buy the facility.

•	Product segment backlog stands at approximately $239 million as of May 6, 2026, including two new contracts signed since the start of the year, totaling $56 million.

BUSINESS HIGHLIGHTS:

•

In April 2026, we signed a long-term PPA with NV Energy for the 67 MW Jersey Valley solar + 67 MW / 268 MWh storage project in Nevada, expected to go online by late 2027 or early 2028, which is anticipated to secure fixed-price, long-term revenues while supporting clean energy goals. The PPA is subject to Nevada PUC approval.

•

In March 2026, Ormat announced the closing of a $1 billion convertible senior notes offering at attractive terms, including the full exercise of initial purchasers’ options to purchase additional notes. The Company used a portion of the net proceeds to repurchase a portion of its outstanding 2027 convertible senior notes, resulting in a $33.7 million induced conversion charge recognized during the quarter.

•	In March 2026, we commenced commercial operations at the 80MW/320MWh Shirk energy storage facility under a 15-year Resource Adequacy Purchase and Sale Agreement with the City of Riverside.

•

In February 2026, Ormat announced the signing and approval of a “blend-and-extend” agreement for the CD4 geothermal power plant, with the PPA reflecting an approximate 27% increase in contract pricing.

•	In February 2026, we executed a 15-year geothermal portfolio PPA of up to 150MW to supply Google’s data centers’ electricity needs through NV Energy.

•	In January 2026, we agreed to sell the 50MW Topp 2 project in New Zealand for approximately $107 million.

•

In January 2026, we acquired our second hybrid solar-plus-storage facility, the Hoku 30MW solar PV plant paired with a 30MW/120MWh battery, on Hawaii's Big Island for approximately $80 million in cash.

•	In January 2026, we invested $25 million in Sage Geosystems as part of its Series B financing round to advance next-generation geothermal and energy storage technologies.

•	In January 2026, we were awarded the Telaga Ranu Geothermal Working Area in Indonesia, strengthening Ormat’s long-term development pipeline in the country.

•	In January 2026, we signed a 20-year PPA with Switch for approximately 13MW from our Salt Wells power plant.

2026 GUIDANCE

•	Total revenues are expected to be between $1,110 million and $1,160 million.

◦	Electricity segment revenues between $715 million and $730 million.

◦	Product segment revenues of between $300 million and $320 million.

◦	Energy Storage revenues of between $95 million and $110 million.

•	Adjusted EBITDA is expected to be between $615 million and $645 million.

◦	Adjusted EBITDA is attributable to minority interest of approximately $18.0 million.

The Company provides a reconciliation of Adjusted EBITDA, a non-GAAP financial measure for the three months ended March 31, 2026. However, the Company does not provide guidance on net income and is unable to provide a reconciliation for its Adjusted EBITDA guidance range to net income without unreasonable efforts due to high variability and complexity with respect to estimating certain forward-looking amounts, the probable significance of which cannot be determined. These include impairments and disposition and acquisition of business interests, income tax expense, and other non-cash expenses and adjusting items that are excluded from the calculation of Adjusted EBITDA.

DIVIDEND

On May 6, 2026, the Company’s Board of Directors declared, approved, and authorized payment of a quarterly dividend of $0.12 per share pursuant to the Company’s dividend policy. The dividend will be paid on June 3, 2026, to stockholders of record as of the close of business on May 20, 2026. In addition, the Company expects to pay a quarterly dividend of $0.12 per share in each of the next two quarters.

CONFERENCE CALL DETAILS

Ormat will host a conference call to discuss its financial results and other matters discussed in this press release on May 7, 2026, at 9:00 a.m. ET.

Participants within the United States and Canada, please dial 1-800-715-9871, approximately 15 minutes prior to the scheduled start of the call. If you are calling outside of the United States and Canada, please dial +1-646-307-1963. The access code for the call is 3818407. Please request the “Ormat Technologies, Inc. call” when prompted by the conference call operator. The conference call will also be accompanied by a webcast live on the Investor Relations section of the Company's website.

A replay will be available one hour after the end of the conference call. To access the replay within the United States and Canada, please dial 1-800-770-2030. From outside of the United States and Canada, please dial +1-647-362-9199. Please use the replay access code 3818407. The webcast will also be archived on the Investor Relations section of the Company's website.

ABOUT ORMAT TECHNOLOGIES

With six decades of experience, Ormat Technologies, Inc. is a leading geothermal company, and the only vertically integrated company engaged in geothermal and recovered energy generation (“REG”), with robust plans to accelerate long-term growth in the energy storage market and to establish a leading position in the U.S. energy storage market. The Company owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter – a power generation unit that converts low-, medium- and high-temperature heat into electricity. The Company has engineered, manufactured and constructed power plants, which it currently owns or has installed for utilities and developers worldwide, totaling approximately 3,600MW of gross capacity. Ormat leveraged its core capabilities in the geothermal and REG industries and its global presence to expand the Company’s activity into energy storage services, solar Photovoltaic (PV) and energy storage plus Solar PV. Ormat’s current total generating portfolio is 1,835MW with a 1,340MW geothermal and solar generation portfolio that is spread globally in the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe, and a 495MW energy storage portfolio that is located in the U.S.

ORMAT’S SAFE HARBOR STATEMENT

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections of annual revenues and Adjusted EBITDA, expenses and debt service coverage with respect to our debt securities, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, legal, market, industry and geopolitical developments and incentives, technological changes, demand for renewable energy, and the growth of our business and operations, are forward-looking statements. When used in this press release, the words “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “intends,” “targets,” “goal”, “outlook,” “guidance,” “contemplate,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to Ormat's plans, objectives, goals and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Actual future results may differ materially from those projected as a result of certain risks and uncertainties, including risks related to regulatory changes, geopolitical developments, commodity prices, interest rates, supply chain disruptions, and other risks described under "Risk Factors" in Ormat’s most recent Annual Report on Form 10-K, and in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and, except as legally required, we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

	Three Months Ended March 31,
	2026	2025
(Dollars in thousands, except per share data)
Revenues:
Electricity	181,603	180,241
Product	177,383	31,769
Energy storage	44,925	17,752
Total revenues	403,911	229,762
Cost of revenues:
Electricity	125,744	119,833
Product	139,409	24,684
Energy storage	18,389	12,318
Total cost of revenues	283,542	156,835
Gross profit	120,369	72,927
Operating expenses:
Research and development expenses	1,132	2,542
Selling and marketing expenses	5,577	4,172
General and administrative expenses	27,336	17,909
Other operating income	(4,125)	(3,125)
Impairment of long-lived assets	8,112	—
Write-off of unsuccessful exploration and storage activities	2,082	516
Operating income	80,255	50,913
Other income (expense):
Interest income	1,430	1,313
Interest expense, net	(44,993)	(34,473)
Derivatives and foreign currency transaction gains (losses)	(1,537)	2,060
Income attributable to sale of tax benefits	16,621	17,571
Other non-operating income (expense), net	(23,145)	222
Income from operations before income tax and equity in earnings (losses) of investees	28,631	37,606
Income tax (provision) benefit	15,470	3,795
Equity in earnings (losses) of investees	512	(367)
Net income	44,613	41,034
Net income attributable to noncontrolling interest	(545)	(672)
Net income attributable to the Company's stockholders	44,068	40,362
Earnings per share attributable to the Company's stockholders:
Basic:	0.72	0.67
Diluted:	0.71	0.66
Weighted average number of shares used in computation of earnings per share attributable to the Company's stockholders:
Basic	60,960	60,559
Diluted	61,976	60,840

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	654,645	147,448
Restricted cash and cash equivalents (primarily related to VIEs)	108,297	133,418
Receivables:
Trade less allowance for credit losses of $474 and $308, respectively (primarily related to VIEs)	170,917	164,772
Other	31,333	36,711
Inventories	45,561	45,268
Costs and estimated earnings in excess of billings on uncompleted contracts	35,671	30,011
Prepaid expenses and other	35,801	40,141
Total current assets	1,082,225	597,769
Investment in unconsolidated company	200,901	162,111
Deposits and other (primarily related to VIEs)	157,536	137,744
Deferred income taxes	127,557	138,903
Property, plant and equipment, net ($3,584,646 and $3,460,079 related to VIEs, respectively)	3,792,223	3,672,569
Construction-in-process ($305,196 and $392,644 related to VIEs, respectively)	923,262	1,048,174
Operating leases right of use ($24,832 and $17,236 related to VIEs, respectively)	48,976	41,756
Finance leases right of use (none related to VIEs)	4,458	4,690
Intangible assets, net	267,224	274,548
Goodwill	168,076	168,244
Total assets	6,772,438	6,246,508

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	190,710	234,757
Short term revolving credit lines with banks (full recourse)	—	80,000
Commercial paper (less deferred financing costs of $16 and $17, respectively)	99,984	99,983
Convertible senior notes (less deferred financing costs of $5,463)	360,112	—
Billings in excess of costs and estimated earnings on uncompleted contracts	5,256	13,159
Current portion of long-term debt:
Limited and non-recourse (primarily related to VIEs):	125,211	79,885
Full recourse	214,301	214,207
Current portion of financing liability	9,962	9,749
Operating lease liabilities	5,357	4,764
Finance lease liabilities	1,807	1,884
Total current liabilities	1,012,700	738,388
Long-term debt, net of current portion:
Limited and non-recourse (primarily related to VIEs and less deferred financing costs of $12,906 and $13,488, respectively)	586,703	645,803
Full recourse (less deferred financing costs of $3,961 and $4,248, respectively)	959,349	1,009,090
Convertible senior notes (less deferred financing costs of $19,089 and $4,103, respectively)	805,911	472,334
Financing liability	203,822	206,647
Operating lease liabilities	36,501	29,760
Finance lease liabilities	2,713	2,850
Liability associated with sale of tax benefits	181,384	190,168
Deferred income taxes	72,467	68,661
Liability for unrecognized tax benefits	10,360	10,378
Liabilities for severance pay	12,339	11,942
Asset retirement obligation	138,334	135,574
Other long-term liabilities	31,308	33,637
Total liabilities	4,053,890	3,555,232

Redeemable noncontrolling interest	10,088	10,402

Equity:
The Company's stockholders' equity:
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 61,935,012 and 61,104,078 shares issued; 61,451,752 and 60,845,411 shares outstanding, respectively	62	61
Additional paid-in capital	1,666,043	1,654,635
Treasury stock, at cost (483,260 and 258,667 shares held, respectively)	(42,359)	(17,964)
Retained earnings	945,905	909,343
Accumulated other comprehensive income (loss)	1,288	(2,132)
Total stockholders' equity attributable to Company's stockholders	2,570,939	2,543,943
Noncontrolling interest	137,521	136,931
Total equity	2,708,460	2,680,874
Total liabilities, redeemable noncontrolling interest and equity	6,772,438	6,246,508

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of EBITDA and Adjusted EBITDA

We calculate EBITDA as net income before interest, taxes, depreciation, amortization and accretion. We calculate Adjusted EBITDA as net income before interest, taxes, depreciation, amortization and accretion, adjusted for (i) mark-to-market gains or losses from accounting for derivatives not designated as hedging instruments; (ii) stock-based compensation, (iii) merger and acquisition transaction costs; (iv) gain or loss from extinguishment of liabilities; (v) cost related to a settlement agreement; (vi) non-cash impairment charges; (vii) write-off of unsuccessful exploration and storage activities; (viii) allowance for bad debts; and (ix) other unusual or non-recurring items. We adjust for these factors as they may be non-cash, unusual in nature and/or are not factors used by management for evaluating operating performance. We believe that presentation of these measures will enhance an investor’s ability to evaluate our financial and operating performance. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States, or U.S. GAAP, and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. Our Board of Directors and senior management use EBITDA and Adjusted EBITDA to evaluate our financial performance. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the three months ended March 31, 2026, and 2025:

	Three Months Ended March 31,
	2026	2025
	(Dollars in thousands)
Net income	44,613	41,034
Adjusted for:
Interest expense, net (including interest income and amortization of deferred financing costs)	43,563	33,160
Income tax provision (benefit)	(15,470)	(3,795)
Adjustment to investment in unconsolidated companies: our proportionate share in interest expense, tax and depreciation and amortization in Sarulla and Ijen	3,491	3,421
Depreciation, amortization and accretion	74,343	69,157
EBITDA	150,540	142,977
Mark-to-market (gains) or losses of derivative instruments	186	939
Stock-based compensation	4,724	4,911
Allowance for bad debts	667	26
Induced conversion expense in connection with the issuance of the 2031 Convertible Notes	33,652	—
Impairment of long-lived assets	8,112	—
Merger and acquisition transaction costs	763	—
Bargain purchase gain	(9,616)	—
Settlement agreement expenses and others	3,786	900
Write-off of unsuccessful exploration and storage activities	2,082	516
Adjusted EBITDA	194,896	150,269

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of Adjusted Net Income attributable to the Company's stockholders and Adjusted diluted EPS2

Adjusted Net Income attributable to the Company's stockholders and Adjusted diluted EPS are adjusted for one-time expense items that are not representative of our ongoing business and operations. The use of Adjusted Net income attributed to the Company's stockholders and Adjusted diluted EPS is intended to enhance the usefulness of our financial information by providing measures to assess the overall performance of our ongoing business.

The following tables reconcile Net income attributable to the Company's stockholders and Adjusted diluted EPS for the three months ended March 31, 2026, and 2025:

	Three Months Ended March 31,
	2026	2025
	(Dollars in millions, except per share data)
GAAP Net income attributable to the Company's stockholders	44.1	40.4
Induced conversion expense in connection with the issuance of the 2031 Convertible Notes	33.65	—
Bargain purchase gain	(9.6)	—
Impairment of long-lived assets	6.4	—
Write-off of unsuccessful exploration and storage activities	1.64	0.41
Merger and acquisition transaction costs	0.60	—
Allowance for bad debts	0.53	0.02
Settlement agreement expenses and others	2.99	0.71
Adjusted Net income attributable to the Company's stockholders	80.3	41.5
GAAP diluted EPS	0.71	0.66
Induced conversion expense in connection with the issuance of the 2031 Convertible Notes	0.54	—
Bargain purchase gain	(0.15)	—
Impairment of long-lived assets	0.10	—
Write-off of unsuccessful exploration and storage activities	0.03	0.01
Merger and acquisition transaction costs	0.01	—
Allowance for bad debts	0.00	0.00
Settlement agreement expenses and others	0.048	0.01
Adjusted Diluted EPS ($)	1.30	0.68

2 Adjusted diluted EPS is computed based on adjusted net income attributable to the Company’s stockholders and diluted weighted-average shares outstanding before rounding. The individual components in the table are rounded to the nearest applicable unit; therefore, recalculation using the rounded amounts may not result in the adjusted diluted EPS presented.